News—For Immediate Release

Media Contact:	Investor Contact:
Beth Halloran Sr. Dir., Corporate Communications 703.653.2248 bhalloran@orcc.com	Catherine Graham EVP & Chief Financial Officer 703.653.3155 cgraham@orcc.com

ONLINE RESOURCES POSTS SECOND QUARTER 2009 RESULTS
Strong Earnings Growth Continues

CHANTILLY, Va., August 6, 2009 – Online Resources Corporation (Nasdaq: ORCC), a leading provider of online financial services, today reported financial and operating results for the three months ended June 30, 2009.

•	Revenue was $37.8 million, up 2 percent compared to $37.2 from second quarter 2008.

•	Adjusted Ebitda, a non-GAAP measure, was $9.3 million, up 26 percent compared to $7.4 million in the prior year.

•	Net loss available to common stockholders was $1.7 million, or $0.06 loss per diluted share. This result compares to a net loss of $3.2 million, or $0.11 loss per diluted share, in 2008.

•	Core net income, a non-GAAP measure, was $2.5 million, up 45 percent from $1.7 million in 2008. On a per share basis, core net income was $0.08, up 33 percent from $0.06 in the prior year.

“We continued to drive earnings and cash flow in the second quarter, with adjusted Ebitda and core earnings results up sharply over the prior year and exceeding consensus estimates,” said Matthew P. Lawlor, chairman and chief executive officer of the Company. “As outlined to investors last fall, expense control and debt reduction are top priorities as we ride out ongoing economic weakness.”

Lawlor added, “We had an excellent quarter for new client contracts, setting another record for annual contract value signed. This included several marquee clients and a high potential sales partnership. Conversely, we are challenged by slower than expected consumer billpay transaction growth, especially in our accounts receivable management and user-paid product lines.”

“Looking ahead into the second half of 2009 and 2010, we expect continued strong earnings and cash flow on moderated revenue growth. We are assuming ongoing weak consumer transaction patterns, low interest rates earned on payments float and intense marketplace competition. At the same time, our prior strategic investments and ongoing cost initiatives are helping to drive increased new client contract values, new product adoption and lower total unit costs.”

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2009 Business Outlook

The Company provided guidance for third quarter, and updated its guidance for full year 2009 by lowering its revenue expectations and narrowing its earnings expectations. These statements are forward-looking, and actual results may differ materially. Guidance is stated in millions, except for per share data.

	Third Quarter			Full Year
	2008	2009	%	2008	2009	%
	Actual	Guidance	Change	Actual	Guidance	Change
Revenue ($ millions)	$38.1	$37.0-39.0	0%	$151.6	$152.0-156.0	2%
Adjusted Ebitda (a)(b)	$8.3	$9.5-10.9	23%	$32.7	$37.5-41.5	21%
Earnings ($ per share)

Net (Loss) Income to Common (c)(d)	$(0.05)	$(0.04)-(0.01)	n/a	$(0.24)	$(0.18)-(0.10)	n/a
Core Net Income (a)(e)(f)	$0.06	$0.09-0.11	67%	$0.24	$0.32-0.38	46%
Share Count (millions)

Basic	29.2	29.9	2%	29.1	30.0	3%
Fully Diluted Shares (g)	30.4	31.0	2%	30.5	31.0	2%

(a)	The Company uses non-GAAP (Generally Accepted Accounting Principles) financial measures, including Adjusted Ebitda and core net income, to evaluate performance and establish goals. It believes that these measures are valuable to investors in assessing the Company’s operating results when viewed in conjunction with GAAP results.

(b)	Adjusted Ebitda is defined as earnings before interest, taxes, depreciation and amortization, preferred stock accretion and equity compensation expense.

(c)	Third quarters and full years 2009 and 2008 net loss available to common stockholders per share are calculated using the number of weighted-average shares outstanding (basic), not fully diluted shares.

(d)	Guidance does not assume the release of any additional tax valuation allowance in 2009, though the Company may do so. Also does not include the impact of any mark-to-market adjustments for derivatives the Company holds or other fair value accounting impacts.

(e)	Core net income is defined as net income available to common stockholders before, on a pre-tax basis, the amortization of acquisition-related intangible assets, equity compensation expense, income tax benefit from the release of valuation allowance, income (costs) related to the fair market valuation of certain derivatives and mark-to-market investments, preferred stock accretion related to the redemption premium and all other non-recurring charges. Some or all of these items may not be applicable in any given reporting period.

(f)	Excludes amortization of acquisition-related intangible assets of approximately $1.8 and $2.1 million for the third quarters 2009 and 2008, respectively, and $7.6 and $9.5 million for the years 2009 and 2008, respectively. Excludes equity compensation expense of approximately $1.7 and $1.0 million for the third quarters 2009 and 2008, respectively, and $5.7 and $4.7 million for the years 2009 and 2008, respectively. Excludes preferred stock accretion related to the redemption premium of $0.4 million for the third quarters 2009 and 2008 and $1.6 million for the years 2009 and 2008. Excludes income (costs) related to the fair market valuation of certain derivatives of $0.2 for the third quarter 2008 and $(0.7) and $1.9 million for the years 2009 and 2008, respectively. Excludes income (costs) related to mark-to-market investments of $(0.1) million for the third quarter 2008 and $0.1 and $(0.6) million for the years 2009 and 2008, respectively. Includes preferred stock accretion of approximately $1.9 and $1.8 million for the third quarters 2009 and 2008, respectively, and $7.6 and $7.3 million for the years 2009 and 2008, respectively.

(g)	Only used for the purposes of calculating core net income per share.

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Today’s Conference Call and Web Cast
Management will host a conference call to discuss the results today at 5:00 p.m. ET. The conference call dial-in number is (888) 857-6932 for domestic participants and (719) 457-2638 for international participants. Alternatively, a live web cast of the call will be available through the “Investors” section of Online Resources’ web site at www.orcc.com. The call and web cast will be recorded and available for playback from 8:00 p.m. ET on Aug 6th until midnight on Thursday, Aug 13th. For the conference call playback, dial (888) 203-1112 for domestic participants and (719) 457-0820 for international participants and enter code 4569046. For web cast replay, go to the “Investors” section of www.orcc.com.

About Online Resources
Online Resources (Nasdaq: ORCC) powers financial interactions between millions of consumers and the company’s financial institution and biller clients.  Backed by its proprietary payments gateway that links banks directly with billers, the company provides web and phone-based financial services, electronic payments and marketing services to drive consumer adoption. Founded in 1989, Online Resources has been recognized for its high growth and product innovation. It is the largest financial technology provider dedicated to the online channel. For more information, visit www.orcc.com.

This news release contains statements about future events and expectations, which are “forward-looking statements.” Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to: the company’s history of losses and anticipation of future losses; the company’s dependence on the marketing efforts of third parties; the potential fluctuations in the company’s operating results; the company’s potential need for additional capital; the company’s potential inability to expand the company’s services and related products in the event of substantial increases in demand for these services and related products; the company’s competition; the company’s ability to attract and retain skilled personnel; the company’s reliance on the company’s patents and other intellectual property; the early stage of market adoption of the services it offers; consolidation of the banking and financial services industry; and those risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading “Risk Factors” in the company’s Form 10-K, latest 10-Q, and S-3 as filed with the Securities and Exchange Commission. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

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Online Resources Corporation
Quarterly Operating Data1
(Unaudited)

	3Q07	4Q07	1Q08	2Q08	3Q08	4Q08	1Q09	2Q09
BANKING SERVICES
Payment Services[2]
Revenue	$20.2	$20.2	$19.7	$18.1	$18.4	$17.9	$17.5	$17.2
Bill Payment Transactions	42.1	41.8	41.8	39.0	39.1	39.4	39.0	37.3

Other Revenue	$4.4	$5.6	$4.5	$5.1	$5.6	$5.3	$5.4	$5.9

eCOMMERCE SERVICES
Payment Services — User Paid
Revenue	$3.7	$5.5	$7.0	$6.4	$6.2	$5.8	$6.5	$5.8
Bill Payment Transactions	0.8	1.4	1.7	1.7	1.7	1.6	1.7	1.6

Payment Services — Biller Paid
Revenue	$3.3	$4.1	$5.2	$5.6	$6.0	$6.2	$7.1	$7.0
Bill Payment Transactions	8.4	9.1	10.3	10.5	11.3	11.8	12.7	13.5

Other Revenue[3]	$2.6	$2.8	$2.8	$2.0	$1.9	$2.0	$2.7	$1.9

OTHER KEY METRICS
Internet Banking Adoption Rate[4]	25.4%	26.9%	28.2%	32.8%	33.6%	35.4%	38.3%	40.8%
Banking Billpay Adoption Rate	6.8%	8.7%	9.0%	9.4%	10.0%	10.2%	10.4%	10.7%
Enterprise Users	11.6	12.3	13.5	12.6	13.0	13.2	13.8	14.5

Notes:

1.	In millions except adoption rates.

2.	Includes the revenues and transactions for the following large, departed clients: Branch Banking and Trust Company (departed 3Q07), Jack Henry (departed 4Q07) and Corporate Network eCom (departed 1Q08).

3.	Includes revenues for large client Certegy, which departed in 2Q08.

4.	The Company refined its definition of an Internet banking user in 1Q09 to incorporate a stricter definition of an active user. In order to make them consistent with the new definition, the Internet banking adoption rates for prior periods have been adjusted. User counts under the new definition have been estimated for the prior periods.

Online Resources Corporation
Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Revenues:
Account presentation services	$1,954	$1,889	$3,794	$4,261
Payment services	30,027	30,084	61,155	61,962
Relationship management services	2,000	2,047	4,040	4,017
Professional services and other	3,802	3,133	8,034	6,109

Total revenues	37,783	37,153	77,023	76,349

Expenses:
Cost of revenues	20,016	19,454	39,680	39,229

Gross profit	17,767	17,699	37,343	37,120

General and administrative	6,887	8,601	16,608	18,544
Selling and marketing	5,722	6,427	11,328	12,660
Systems and development	2,131	2,229	4,384	5,042
Total expenses	14,740	17,257	32,320	36,246

Income from operations	3,027	442	5,023	874

Other income (expense)
Interest income	36	110	82	322
Interest expense	(1,862)	(1,710)	(2,943)	(4,029)
Other income (expense)	63	3	77	(108)

Total other income (expense)	(1,763)	(1,597)	(2,784)	(3,815)

Income (loss) before tax provision (benefit)	1,264	(1,155)	2,239	(2,941)
Income tax provision (benefit)	688	(181)	1,032	(562)

Net income (loss)	576	(974)	1,207	(2,379)
Preferred stock accretion	2,287	2,199	4,536	4,376

Net loss available to common stockholders	$(1,711)	$(3,173)	$(3,329)	$(6,755)

Net loss available to common stockholders per share:
Basic	$(0.06)	$(0.11)	$(0.11)	$(0.23)
Diluted	$(0.06)	$(0.11)	$(0.11)	$(0.23)

Shares used in calculation of net loss available to common stockholders per share:
Basic	29,908	28,998	29,821	28,913
Diluted	29,908	28,998	29,821	28,913

Online Resources Corporation
Condensed Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$28,715	$22,969
Short-term investments	969	1,009
Accounts receivable, net	15,103	15,742
Deferred tax asset, current portion	4,337	8,782
Prepaid expenses and other current assets	4,404	4,013

Total current assets	53,528	52,515

Property and equipment, net	27,008	28,707
Deferred tax asset, less current portion	28,721	25,295
Goodwill	181,516	181,516
Intangible assets	23,504	27,668
Deferred implementation costs, less current portion, and other assets	6,374	7,976

Total assets	$320,651	$323,677

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,074	$1,198
Accrued expenses	5,064	3,618
Notes payable, senior secured debt, current portion	17,000	15,937
Interest payable	6	6
Deferred revenues, current portion, and other current liabilities	6,965	7,513

Total current liabilities	30,109	28,272

Notes payable, senior secured debt, less current portion	51,000	59,500
Deferred revenues, less current portion, and other long-term liabilities	5,810	6,377

Total liabilities	86,919	94,149

Redeemable convertible preferred stock	95,950	91,415

Stockholders’ equity	137,782	138,113

Total liabilities and stockholders’ equity	$320,651	$323,677

Online Resources Corporation
Condensed Consolidated Statements of Cash Flows

(In thousands)

	Six Months Ended
	June 30,
	2009	2008
	(Unaudited)

Operating activities
Net income (loss)	$1,207	$(2,379)
Adjustments to reconcile net loss to net cash provided by operating activities:
Deferred tax expense (benefit)	1,019	(633)
Depreciation and amortization	10,409	10,955
Equity compensation expense	2,238	2,950
Write off and amortization of debt issuance costs	170	190
Loss on disposal of assets	15	33
Provision for losses on accounts receivable	16	68
(Gain) loss on investments	(77)	108
Change in fair value of stock price protection	-	1,565
Change in fair value of theoretical swap derivative	702	(500)
Loss on cash flow hedge derivative security	-	184
Changes in operating assets and liabilities, net of acquisitions:
Consumer deposit receivable	-	8,279
Consumer deposit payable	-	(10,555)
Changes in certain other assets and liabilities	822	648

Net cash provided by operating activities	16,521	10,913
Investing activities
Purchases of property and equipment	(4,457)	(8,291)
Sale of short-term investments	770	4,334

Net cash used in investing activities	(3,687)	(3,957)
Financing activities
Net proceeds from issuance of common stock	366	693
Repurchase of shares issued related to ITS acquisition	-	(2,117)
Payments for ITS stock protection	-	(112)
Repayment of 2007 notes	(7,438)	(3,188)
Repayment of capital lease obligations	(16)	(19)

Net cash used in financing activities	(7,088)	(4,743)

Net increase in cash and cash equivalents	5,746	2,213
Cash and cash equivalents at beginning of year	22,969	13,227

Cash and cash equivalents at end of period	$28,715	$15,440

Online Resources Corporation
Reconciliation of Non-GAAP Measures

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)

Reconciliation of adjusted ebitda (See Note 1):
Net income (loss)	$576	$(974)	$1,207	$(2,379)
Depreciation and amortization (incl. loss on disposal of assets)	5,294	5,454	10,424	10,988
Equity compensation expense	1,004	1,534	2,238	2,950
Other (income) expense	1,763	1,597	2,784	3,815
Income tax provision (benefit)	688	(181)	1,032	(562)

Ebitda (See Note 1)	$9,325	$7,430	$17,685	$14,812

Reconciliation of core net income (See Note 2):
Net loss available to common stockholders	$(1,711)	$(3,173)	$(3,329)	$(6,755)
Preferred stock accretion related to redemption premium	396	389	791	775
Change in fair value of stock price protection	—	177	—	1,565
Change in fair value of theoretical swap derivative	760	181	702	(500)
Change in fair value of mark to market investments	(64)	(3)	(77)	108
Equity compensation expense	1,004	1,534	2,238	2,950
Amortization of intangible assets	2,082	2,598	4,164	5,216

Core net income (see Note 2)	$2,467	$1,703	$4,489	$3,359

Reconciliation of core net income per share:
Diluted net loss available to common stockholders	$(0.06)	$(0.11)	$(0.11)	$(0.23)
Preferred stock accretion related to redemption premium	0.01	0.01	0.03	0.03
Change in fair value of stock price protection	—	0.01	—	0.05
Change in fair value of theoretical swap derivative	0.03	0.01	0.02	(0.02)
Change in fair value of mark to market investments	—	—	—	—
Equity compensation expense	0.03	0.05	0.08	0.10
Amortization of intangible assets	0.07	0.09	0.14	0.18
Other, including impact of treasury method and rounding	—	—	(0.01)	—

Core net income per share	$0.08	$0.06	$0.15	$0.11

Notes:

1.	Adjusted ebitda is a non-GAAP measure we define as earnings before interest, taxes, depreciation and amortization, preferred stock accretion and equity compensation expense.

2.	Core net income is a non-GAAP measure we define as net income available to common stockholders before the amortization of acquisition-related intangible assets, equity compensation expense, income tax benefit from the release of valuation allowance, income (costs) related to the fair market valuation of certain derivatives and mark to market investments, preferred stock accretion related to the redemption premium and all other non-recurring charges. Some or all of these items may not be applicable in any given reporting period.